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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                                 August 4, 2000


Cisco Systems, Inc.
170 West Tasman Drive
San Jose, California  95134-1706

        Re: Cisco Systems, Inc. - Registration Statement for Offering of an Aggregate of 15,417,308 Shares of Common Stock

Dear Ladies and Gentlemen:

        We have acted as counsel to Cisco Systems, Inc., a California corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 15,417,308 shares of the Company's common stock (the "Shares") and related stock options issuable in the aggregate under the (a) ArrowPoint Communications, Inc. 1997 Stock Incentive Plan (the "Incentive Plan"), (b) ArrowPoint Communications, Inc. 2000 Non-Employee Directors Stock Option Plan (the "Director Plan"), (c) ArrowPoint Communications, Inc. 2000 Employee Stock Purchase Plan (the "Purchase Plan") and, (d) InfoGear Technology Corporation 1998 Stock Option Plan (the "InfoGear Plan") (collectively, the "Plans").

        This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

        We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plans and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan, the Director Plan or the InfoGear Plan and in accordance with the Registration Statement, or (b) duly authorized purchase agreements under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

        We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

        This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP

                                            BROBECK, PHLEGER & HARRISON LLP